UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 18, 2010

PAN AMERICAN GOLDFIELDS LTD.

(Exact name of registrant as specified in its charter)

Colorado	000-23561	84-1431797
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Mountain View Center

12303 Airport Way, Suite 200

Broomfield, CO 80021

(Address of principal executive offices) (Zip Code)

(303) 327 1587

Registrant’s telephone number, including area code

Not applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02.

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 18, 2010, Pan American Goldfields Ltd. (the “Company”) announced the appointment of Miguel F. Di Nanno as President of the Company, replacing George Young effective as of October 15, 2010.  Mr. Young will remain on the Company’s Board of Directors.

Prior to his appointment as President of the Company, Mr. Di Nanno, age 56, served as President of Somuncurah S.R.L. and Aupa S.A., both of which are mining and energy exploration and development firms focused in Argentina, since 2008.  He previously served as the Chief Operating Officer of the Grosso Group, an exploration and new mining business development firm, from 2007 to 2008 and as the Representative and Country Manager in Argentina for Palladon Ventures Ltd., a gold and silver exploration company, from 2005 to 2008. From 2002 to 2005, Mr. Di Nanno served as the Commercial Development Manager in Argentina for Queensland Government and the Australian Industry Group.  His prior experience also includes positions as Country Manager in Argentina for Phelps Dodge Corporation and Zone Manager for Canyon Resource Corporation.  He has also previously provided consulting services to MIM Exploration, COMINCO, Brancote Holdings, Viceroy Resources, Cyprus Minerals, Mauricio Hochschild, Bema Gold, Northern Orion, and Lakefield Research Ltd.  He earned a degree in Mining Engineering – Ore Dressing from the National University of San Juan.

The Company issued a press release on October 18, 2010 regarding the appointment of Mr. Di Nanno. A copy of this press release is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.

Financial Statements and Exhibits

(d)

         Exhibits

Exhibit No.	Description
99.1	Press Release of the Company, dated October 18, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAN AMERICAN GOLDFIELDS LTD.

Dated:  October 18, 2010

By:  /s/       Salil Dhaumya

Name: Salil Dhaumya

Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of the Company, dated October 18, 2010.